Exhibit 4



                    ERIC JOHN WATSON


         GRANT KEITH BAKER, MAURICE GEORGE KIDD
                and PAUL ANTHONY SMITHIES





              ___________________________________________

              DEED RELATING TO TRANSFER OF
               SHARES AND SHAREHOLDER DEBT
               IN BLUE STAR GROUP LIMITED

              ___________________________________________











         RUSSELL McVEAGH Mc KENZIE BARTLEET & CO
- ---------------------------------------------------------

        BARRISTERS, SOLICITORS & NOTARIES PUBLIC
           AUCKLAND & WELLINGTON, NEW ZEALAND



DEED dated the              20th day of           June 1996

PARTIES

               ERIC JOHN WATSON "(Watson")

               GRANT KEITH BAKER, MAURICE GEORGE KIDD and
               PAUL ANTHONY SMITHIES ("Shareholders")

INTRODUCTION

A. By a stock purchase agreement dated as of 31 January 1996 ("Agreement") Watson sold and transferred to US Office Products Company ("USOP") certain shares in Blue Star Group Limited ("Company") and certain indebtedness owing by the Company to Watson.

B. In order to give effect to the transactions recorded in the Agreement, the Shareholders sold and transferred to Watson certain shares in the Company and certain indebtedness owed by the Company to the Shareholders, in consideration of Watson paying to the Shareholders certain monies and transferring to them certain fully paid shares in USOP.

C. Watson and USOP have entered into an agreement dated as of 20 June 1996 amending the Agreement ("Amending Agreement") pursuant to which Watson has agreed to sell to USOP all of the shares in the Company not already owned by USOP.

D. In order to give effect to the transactions recorded in the Amending Agreement the Shareholders have agreed to transfer certain shares in the Company to Watson in consideration of Watson transferring to each of them certain fully paid shares in USOP.

E.       The Agreement and the Amending Agreement contain provisions whereby:

         (a) Watson may be required to make payments or otherwise indemnify USOP or the Company in certain circumstances; and

         (b) Watson may elect to require USOP to make an adjustment to the number of USOP shares issued by USOP to Watson pursuant to the Agreement and the Amending Agreement.


F. The parties wish to provide for an adjustment to the consideration paid or transferred by Watson to each of the Shareholders in respect of the shares in the Company transferred by them to Watson in connection with the transactions recorded in the Agreement and the Amending Agreement, in the event that Watson is required to make a payment to, or indemnify, USOP or the Company, or makes and election in relation to the USOP stock.

COVENANTS

1.       Each of the Shareholders agrees that, if:

         (a) Watson is required to make any payment to, or otherwise indemnify, USOP or the Company (whether in cash or by way of transfer of USOP shares) under the Agreement or the Amending Agreement; or

         (b) Watson exercised the election to require USOP to adjust the number of USOP shares issued to Watson pursuant to the Agreement and the Amending Agreement:

         then the purchase consideration paid or transferred to the Shareholders by Watson in respect of the Sale and transfer by the Shareholders to Watson of shares and shareholder debt in the Company shall be adjusted or refunded (by payment in cash or transfer of USOP shares, as the case requires) in proportion to which the shares and shareholder debt in the Company transferred by each of the Shareholders to Watson bears to the shares and the shareholder debt in the Company transferred by Watson to USOP.

EXECUTION

         SIGNED by ERIC JOHN
         WATSON in the presence of:          /s/ E. Watson
                                             -------------
                                             E J Watson

         Witness to signature:

         /s/ M. Burkill
         --------------
         Signature of witness

         Executive P. A.
         Occupation

         Auchland
         City/town of residence


         SIGNED by GRANT KEITH
         BAKER in the presence of:           /s/ G. Baker
                                             ------------
                                             G K Baker


         Witness to signature:

         /s/ M. Burkill
         --------------
         Signature of witness

         Executive P. A.
         Occupation

         Auchland
         City/town of residence


         SIGNED by MAURICE GEORGE
         KIDD in the presence of:            /s/ M. Kidd
                                             -----------
                                             M G Kidd

         Witness to signature:

         /s/ M. Burkill
         --------------
         Signature of witness

         Executive P. A.
         Occupation

         Auchland
         City/town of residence


         SIGNED by PAUL ANTHONY
         SMITHIES in the presence of:        /s/ P.A. Smithies
                                             -----------------
                                             P A Smithies

         Witness to signature:

         /s/ M. Burkill
         --------------
         Signature of witness

         Executive P. A.
         Occupation

         Auchland
         City/town of residence